UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 2, 2026

____________________

Cottonwood Communities, Inc.
(Exact Name of Registrant as Specified in Its Charter)
____________________

Maryland	000-56165	61-1805524
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3257 S. Richmond St., Suite 106B
Millcreek, Utah 84106
(Address of Principal Executive Offices)
(801) 278-0700
(Registrant’s Telephone Number, Including Area Code)
1245 Brickyard Road, Suite 250, Salt Lake City, Utah 84106
(Former Address, if Changed Since Last Report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Overview

On September 2, 2026, Cottonwood Communities, Inc. (“CCI”), Cottonwood Residential O.P., LP, a subsidiary and the operating partnership of CCI (“CROP”), and a wholly owned subsidiary of CROP (each, a “Merger Sub” and, together with CCI and CROP, the “CCI Parties”), entered into a series of related merger agreements with entities controlled and managed, directly and indirectly, by Barry R. Mandel (“Mandel”) and his affiliates (each, an “Owner Entity” and, collectively, the “Owner Entities”). The merger agreements are designed to result in CCI indirectly owning all of the interests in a portfolio of multifamily residential real property projects (each a “Property” and collectively, the “Properties”) currently owned by the Owner Entities.

Concurrently with the execution and delivery of the merger agreements, the following material agreements were also entered into in connection with the transaction: (a) a Membership Interest Purchase Agreement by and among MPSI Holdings, LLC, Mandel Property Services, LLC (“MPSI”) and CROP for the acquisition of all of the issued and outstanding membership interests of MPSI, Mandel’s property management platform (the “MPSI Acquisition Agreement”), and (b) a side letter agreement between CCI and Mandel (the “Side Letter”).

In addition, on July 30, 2026, the CCI Parties acquired the membership interests of Park Lafayette Equity LLC and Park Lafayette Manager LLC, which own 100% of the membership interests of Park Lafayette Property Holdings, LLC, the owner of Park Lafayette Towers, a multifamily property in Milwaukee, Wisconsin, from an entity controlled by Mandel and his affiliates (the “Park Lafayette Acquisition”). Except where otherwise noted, none of the information below relates to the Park Lafayette Acquisition.

The Properties comprise multifamily projects located primarily in the greater Milwaukee, Wisconsin metropolitan area, controlled and managed, directly and indirectly, by Mandel. MPSI is the property management platform for the Mandel portfolio and provides management services for the Properties and certain third-party-owned properties. The aggregate purchase price for the Properties and the MPSI Acquisition is approximately $519,925,000, which amount includes the assumption or repayment of indebtedness at closing and is payable in cash and common units of limited partnership interests in CROP (“CROP Units”) as described in more detail below.

Merger Agreements

Each Owner Entity has entered into a separate Agreement and Plan of Merger with CCI, CROP and a Merger Sub (collectively, the “Merger Agreements” and each, a “Merger Agreement”), in substantially the same form, pursuant to which, subject to the terms and conditions of a Merger Agreement, each Merger Sub will merge with and into each Owner Entity, with each Owner Entity surviving the applicable merger as a wholly owned subsidiary of CROP (each, a “Merger” and, collectively, the “Mergers”). At such time, the separate existence of each Merger Sub will cease.

The following is a summary of the material terms of each Merger Agreement.

Merger Consideration. At the effective time of the applicable Merger, each member's membership interests in the applicable Owner Entity will be converted into the right to receive CROP Units, cash, or a combination thereof, as elected by each member, subject to the proration procedures described below (the “Merger Consideration”). The aggregate Merger Consideration payable to the members of each Owner Entity is equal to the purchase price specified in the applicable Merger Agreement, subject to adjustment based on estimated and final net closing date assets. The Manager of each Owner Entity will serve as paying agent and will deduct the Owner Entity’s transaction expenses from the Merger Consideration before distribution to the members. The aggregate purchase price across all Owner Entities, excluding the MPSI Acquisition, is approximately $515,279,000.

Election and Proration. Each member may elect to receive cash and/or CROP Units by delivering a completed election form and accredited investor questionnaire prior to the election deadline. With respect to each Owner Entity, the aggregate cash consideration paid to all members in the Owner Entity (other than Mandel and his affiliates) may not exceed 50% (or such other percentage as CROP and the manager of the Owner Entity may agree) of the total Merger Consideration for the acquisition of the Owner Entity. If aggregate cash elections exceed this cap, cash elections will be reduced pro rata and the reduced portion will be substituted with CROP Units. On the other hand, the aggregate cash consideration paid to Mandel and his affiliates (and certain co-investors) across all of the Owner Entities may not exceed 50% of the aggregate Merger Consideration due to such members (both individually and in the aggregate).

    Escrow. A combination of cash and CROP Units totaling 1.5% of the Merger Consideration (the “Escrow Amount”) will secure certain post-closing adjustments and seller indemnification obligations. With respect to each Owner Entity, the cash portion of the Escrow Amount will be deposited into escrow and the CROP Unit portion will be treated as “restricted units” subject to clawback by CROP. Any portion of the Escrow Amount that remains will be released to members one year after closing, subject to pending claims.

Cross-Conditioned Closings. The sellers’ obligation to close each Merger is conditioned upon, among other things, (a) the closing of Mergers under other Merger Agreements representing at least (i) 50% of the aggregate purchase price for all Owner Entities and Park Lafayette Property Holdings, LLC and (ii) 50% of the total number of Properties and Park Lafayette Towers (the “Minimum Threshold”), and (b) the closing of the MPSI Acquisition.

Representations, Warranties and Covenants. Each Owner Entity makes customary representations and warranties relating to, among other things, organization, authority, capitalization, financial statements, absence of certain changes, compliance with law, taxes, material contracts, environmental matters, and properties. The CCI Parties have made customary representations and warranties relating to, among other things, organization, authority, sufficiency of funds, and absence of material adverse effect. During the interim period between signing and closing, each Owner Entity has agreed to conduct its business in the ordinary course in all material respects and is subject to customary restrictions on its operations.

No Solicitation. Each Merger Agreement contains customary covenants prohibiting each Owner Entity and its representatives from soliciting or providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. Each Merger Agreement provides that prior to the approval by the members of the applicable Owner Entity of the Merger, the Owner Entity's manager may, in certain circumstances, (1) effect an adverse recommendation change and/or (2) enter into an alternative acquisition agreement relating to or implementing a superior proposal and terminate the Merger Agreement, subject to complying with certain conditions set forth in the Merger Agreement, including the payment of a termination fee to CCI as described below.

Termination. Each Merger Agreement may be terminated by: (i) mutual consent; (ii) either party if the closing has not occurred on or before December 31, 2026 (the “Outside Date”), subject to extension rights, if any, set forth in the Merger Agreement; (iii) either party upon a governmental order permanently restraining the Merger; (iv) CCI if the Owner Entity has materially breached any of its representations or warranties or failed to perform or comply with any of its obligations, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform or comply cannot be cured or, if capable of cure, has not been cured within the earlier of 20 days following written notice thereof and the outside date; (v) the Owner Entity if the CCI Parties have materially breached any of their representations or warranties or failed to perform or comply with any of their obligations, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform or comply cannot be cured or, if capable of cure, has not been cured within the earlier of 20 days following written notice thereof and the outside date; (vi) CCI if, at any time prior to obtaining member approval, the Owner Entity’s manager has made an adverse recommendation change or the Owner Entity has breached or failed to comply in any material respect with any of the non-solicitation provisions of the Merger Agreement; or (vii) the Owner Entity, at any time prior to obtaining member approval, in order to enter into an alternative acquisition agreement with respect to a superior proposal, subject to complying with the terms and conditions of the Merger Agreement.

Termination Payment. The Owner Entity is obligated to pay CCI a termination payment equal to 4% of the applicable purchase price if the Merger Agreement is terminated in connection with (i) a superior proposal, (ii) an adverse recommendation change, or (iii) the consummation of a competing acquisition that was entered into within 12 months after termination if (x) a competing acquisition was communicated before termination and (y) the termination was the result of (A) a breach by the Owner Entity or (B) the failure to close by the Outside Date.

Indemnification. The parties have agreed to indemnify each other for certain breaches of representations, warranties and covenants. In addition, the sellers have agreed to indemnify the CCI Parties with respect to third-party claims against an Owner Entity relating to pre-closing matters. A representations and warranties insurance policy (the “R&W Insurance Policy”) will be the sole and exclusive recourse for breaches of representations and warranties, except for fraud and certain losses up to the R&W Policy retention amount. Except for fraud, all seller indemnification obligations are limited to the Escrow Amount. The manager and members of each Owner Entity indemnify severally (not jointly) based on their pro rata share, with aggregate liability capped at each member’s pro rata share of the Escrow Amount. With respect to covenant breaches, the first dollar of losses is covered once losses exceed $100,000. Representations and warranties survive for 12 months after closing.

Closing Conditions. The obligation of each party to consummate each Merger is subject to a number of conditions, including the following mutual conditions:

•	absence of any order issued by a governmental authority of competent jurisdiction or the enactment of any law or rule that prohibits the transactions contemplated by the Merger Agreement;
•	approval by the members of the applicable Owner Entity; and
•	receipt of governmental approvals;

the following CCI Party conditions:

•	truth and correctness of the representations and warranties of the Owner Entity (subject to the materiality standards contained in the Merger Agreement);
•	performance of covenants by the Owner Entity in all material respects;
•	absence of certain material adverse effects with respect to the Owner Entity;
•	receipt of specified third-party consents;
•	estimated net closing date assets and certain net proration items being greater than $0; and

the following Owner Entity conditions:

•	truth and correctness of the representations and warranties of the CCI Parties (subject to the materiality standards contained in the Merger Agreement);
•	performance of covenants by the CCI Parties in all material respects;
•	absence of certain material adverse effects with respect to the CCI Parties;
•	receipt of lender approval with respect to the assumption of debt by the CCI Parties (where applicable);
•	amendment of the CROP limited partnership agreement to permit the redemption of CROP Units at least once per quarter;
•	delivery of the R&W Insurance Policy;
•	execution of a Tax Protection Agreement (described below);
•	satisfaction of the Minimum Threshold; and
•	closing of the acquisition of MPSI.

Tax Protection Agreement. As a material inducement for Mandel and certain members to enter into the Merger Agreements, CROP will enter into a Tax Protection Agreement with certain members who receive CROP Units, pursuant to which CROP will agree to certain tax indemnification, covenants and debt maintenance obligations for the benefit of such members.

MPSI Acquisition Agreement

Concurrently with the execution and delivery of the Merger Agreements, CROP entered into the MPSI Acquisition Agreement with MPSI Holdings, LLC, a Delaware limited liability company (“Seller”), Mandel Property Services, LLC (“MPSI”), and, solely with respect to certain provisions, Mandel. Pursuant to the MPSI Acquisition Agreement CROP will acquire all of the issued and outstanding membership interests of MPSI for a base cash consideration of $4,645,648, subject to adjustment for the estimated closing net accounts receivable/accounts payable amount.

Incentive Payments. The MPSI Acquisition Agreement provides for incentive payments payable to Seller if certain development properties identified within three years of the date of the agreement become third-party managed contracts of MPSI (or its successors or affiliates of CROP) with a term of at least one year after stabilization of the applicable property.

Representations, Warranties and Covenants. Seller, MPSI, and Mandel have made customary representations and warranties relating to, among other things, authority, organization, capitalization, financial statements, absence of changes, material contracts, employees, employee benefits, intellectual property, compliance with law, taxes, litigation, insurance, and the property management business. CROP has made customary representations and warranties relating to authority, organization, sufficient funds, absence of conflicts, and no litigation. During the interim period, Seller has agreed to cause the management business to be operated in the ordinary course and is subject to customary restrictions on operations.

Exclusivity. During the interim period, Seller is subject to customary exclusivity restrictions prohibiting it from soliciting, encouraging, or entering into discussions with any person regarding an alternative transaction involving the management business or the membership interests.

Employee Matters. Designated employees of MPSI will remain with or be hired by MPSI/CROP. Others will be employed by Seller or its affiliates. For one year following closing, Mandel and certain principals may not solicit or hire officers, directors, or employees of MPSI, subject to customary carve-outs.

Cost Sharing and Transition Services Agreement. At closing, the parties will enter into a Cost Sharing and Transition Services Agreement, providing for the allocation of time and compensation of employees providing services to both MPSI and Seller’s affiliates, and for the allocation of operating expenses.

Indemnification. The parties have agreed to indemnify each other for certain breaches of representations, warranties and covenants. In addition, Seller has agreed to indemnify the CCI Parties with respect to third-party claims against relating to pre-closing matters. Representations and warranties survive for 12 months after closing as do Seller’s indemnification obligations with respect to third-party claims. Seller’s and Mandel’s aggregate liability is capped at $100,000 for non-fundamental representation breaches and third-party claims and $500,000 for fundamental representation breaches. With respect to covenant breaches, the first dollar of losses is covered once losses exceed $100,000, up to the amount of the purchase price. If the CCI Parties are entitled to indemnification on account of certain breaches of representations, warranties and covenants, the agreement provides the following order of recovery: first, from Seller or Mandel, as applicable, until the R&W Insurance Policy retention is recovered; second, from the R&W Insurance Policy up to the extent of the available recovery remaining thereunder; and third, from Seller and Mandel subject to the limits described above.

Closing Conditions. Closing is subject to customary conditions, including (a) the absence of any law or order restraining the transaction, (b) accuracy of representations and warranties, (c) performance of covenants, (d) the absence of a material adverse effect with respect to MPSI or the ability of the CCI Parties to consummate the transaction, (e) receipt of certain third-party consents, and (f) delivery of closing documents. Seller’s obligation to close is also conditioned on, among other things, the closing of the Merger Agreements representing the Minimum Threshold.

Termination. The MPSI Acquisition Agreement may be terminated by (a) mutual written consent of Seller and CROP, (b) either party if a governmental order permanently prohibits the transaction or the closing has not occurred by a specified outside date, (c) Seller if CROP has materially breached its representations, warranties, or covenants and such breach has not been cured within 20 days of written notice, or (d) CROP if Seller has materially breached its representations, warranties, or covenants and such breach has not been cured within 20 days of written notice. If CROP fails to consummate the closing as required, CROP is obligated to pay Seller $2,000,000 in liquidated damages as Seller’s sole and exclusive remedy.

Side Letter

Concurrently with the execution and delivery of the Merger Agreements and the MPSI Acquisition Agreement (the “Acquisition Agreements”), CCI and Mandel entered into a side letter agreement (the “Side Letter”) restating certain aspects of the Merger Agreements or the MPSI Acquisition Agreement as well as setting forth the following additional terms:

Board Observer. For a period of at least three years following the closing, CCI shall ensure that Mandel (or, if Mandel becomes incapacitated, a designee reasonably approved by CCI) is entitled to act as an observer to the Board of Directors of CCI with full participation rights other than the right to vote, including the right to participate in meetings of committees of the Board of Directors; provided that such right does not include the right to participate in executive sessions.

Use of Mandel Name. At the closing of the transaction contemplated by the MPSI Acquisition Agreement, Mandel will grant to CROP and its affiliates a revocable, non-exclusive, royalty-free license to use the “Mandel” name in connection with the operation of the property management business acquired. Mandel may revoke such license at any time upon not less than 90 days’ prior written notice.

Advisors

Jones Lang LaSalle Securities, LLC is acting as financial advisor to Mandel Group, Inc. on both the merger of its multifamily portfolio and its property management platform. Robert A. Stanger & Co., Inc. is acting as financial advisor to the Owner Entities. DLA Piper LLP (US) is acting as legal counsel to the CCI Parties. Proskauer Rose LLP and Foley & Lardner LLP are acting as legal counsel to the Owner Entities and Mandel.

Item 7.01 Regulation FD Disclosure.

A press release and an investor presentation containing certain information related to the Mergers are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure, including Exhibit 99.1 and Exhibit 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Press release
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

ADDITIONAL INFORMATION ABOUT THE MERGERS

In connection with the proposed Mergers, CROP will prepare and distribute a private placement memorandum (“PPM”) that will include a consent solicitation of the members of the Owner Entities (the “Solicitation Materials”). The PPM and the Solicitation Materials will be provided to the members of the Owner Entities and will contain important information about the Mergers and related matters. This communication is not a substitute for the PPM and the Solicitation Materials or any other documents that will be made available to the members of the Owner Entities. MEMBERS OF THE OWNER ENTITIES ARE URGED TO READ THE PPM AND THE SOLICITATION MATERIALS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS MADE AVAILABLE BY MANDEL OR CROP CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CROP, MANDEL AND THE PROPOSED TRANSACTIONS.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements regarding the proposed Mergers, the MPSI Acquisition, and the Side Letter, which, among other statements, constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements, which are based on management’s current expectations and beliefs describe future plans, strategies and expectations of the CCI Parties and are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; no assurance can be given that these expectations will be attained. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: (i) the risk that the Mergers will not be consummated within the expected time period or at all, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of any or all of the Merger Agreements, (iii) the inability to obtain the approval of the members of the Owner Entities or the failure to satisfy the other conditions to closing of the Mergers, (iv) risks related to disruption of management’s attention from the ongoing business operations due to the Mergers, (v) unanticipated difficulties or expenditures relating to the Mergers, (vi) adjustments to the merger consideration prior to or after the closing of the Mergers as described in the Merger Agreements, (vii) availability of suitable investment opportunities, (viii) changes affecting the real estate industry and changes in financial markets and interest rates, (ix) changes in market demand for rental apartment homes and pricing pressures that could limit the ability to lease units or increase rents or that could lead to declines in occupancy and rent levels, (x) the availability and terms of financing, (xi) general economic conditions, (xii) legislative and regulatory changes that could adversely affect the business of the CCI Parties, and (xiii) other risks and factors, including those set forth in the “Risk Factors” section of CCI’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The CCI Parties undertake no obligation to update or revise any forward-looking statements for revisions or changes after the date of this communication, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COTTONWOOD COMMUNITIES, INC.

By:	/s/ Enzio Cassinis
Name:	Enzio Cassinis
Title:	President

Date:  September 4, 2026